As filed with the Securities and Exchange Commission on September 30, 2003

                                                   Registration No.___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                             Investors Title Company
             (Exact name of registrant as specified in its charter)


    North Carolina                   6361                          56-1110199
(State or other jurisdiction   (Primary Standard Industrial (I.R.S. Employer
 of incorporation or            Classification Code No.)     Identification No.)
 organization)

                           121 North Columbia Street,
                        Chapel Hill, North Carolina 27514
                        (Address, including zip code, of
                    registrant's principal executive offices)

       INVESTORS TITLE COMPANY 2001 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                            -------------------------


                     J. Allen Fine, Chief Executive Officer
                             Investors Title Company
                        121 North Columbia Street (27514)
                                P. O. Drawer 2687
                     Chapel Hill, North Carolina 27515-2687
                                 (919) 968-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                Proposed Maximum       Proposed Maximum
Title of Securities to      Amount to be        Offering Price per     Aggregate Offering     Amount of
be Registered               Registered          Share(1)               Price(1)               Registration Fee

Common Stock, no par
value (2)                       248,700           $30.27                $7,528,149.00           $609.03
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Common Stock, no par              1,200           $30.27                $   36,324.00           $  2.94
value (3)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


(1) In accordance with Rule 457(h), the registration fee is based upon the average of the high and low prices of the common stock of Investors Title Company on the NASDAQ National Market on September 25, 2003.

(2) Based on the total number of shares of common stock of Investors Title Company issuable pursuant to the terms of the above-named plan.

(3) These shares were issued to certain employees upon the exercise of stock options granted to them under the above-named plan before the filing of this Registration Statement.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to shares of common stock, no par value, of Investors Title Company issuable pursuant to the terms of the Investors Title Company 2001 Stock Option and Restricted Stock Plan (the "Plan"). The documents constituting the prospectus under Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b) under the Securities Act of 1933, as amended. That prospectus has been omitted from this Registration Statement as permitted by
Part I of Form S-8. The reoffer prospectus filed as part of this Registration Statement as required by Form S-8 has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings or resales of shares of the Registrant's common stock previously acquired by the participants in the Plan.

REOFFER PROSPECTUS


                             INVESTORS TITLE COMPANY

                           1,200 Shares of Common Stock

         This reoffer prospectus relates to up to one thousand two hundred (1,200) shares of the common stock of Investors Title Company, a North Carolina corporation, which may be offered from time to time by the selling shareholders who are employees of Investors Title. The selling shareholders acquired the shares upon the exercise of stock options granted to them under Investors Title's 2001 Stock Option and Restricted Stock Plan.

         Our common stock is traded on the NASDAQ Stock Market under the symbol "ITIC." On September 29, 2003, the average of the high and low prices of our stock on NASDAQ was $29.96 per share.

         The selling shareholders may sell their shares from time to time at prevailing prices on the NASDAQ Stock Market on the date of sale or in negotiated transactions. We will not receive any proceeds from the sale of shares by the selling shareholders. We paid the costs of preparing this reoffer prospectus and registering the shares. The selling shareholders will bear all brokerage commissions, discounts and other selling expenses they incur.

         Please read the "Risk Factors" beginning on page 3 of this reoffer prospectus.

         You should rely only on the information provided or incorporated by reference in this reoffer prospectus. Investors Title has not authorized anyone else to provide you with different information. The shares of common stock are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus is accurate as of any date other than the date set forth below.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.


The date of this reoffer prospectus is September 30, 2003.

                                Table of Contents




ABOUT THE COMPANY.............................................................3
RISK FACTORS..................................................................3
   Competition in the title insurance and exchange service industries could cause us to lose market share and have a materially adverse effect on our revenues and profits.........................................3
   Changes in the extensive regulations under which we operate could increase our costs of operations and reduce our profitability..............3
   A ratings downgrade would materially affect our ability to expand, compete and operate........................................................4
   Our profitability is significantly affected by the performance of our investment portfolio...................................................4
   There is a limited market for our common stock, which makes it difficult for investors to sell shares of our common stock on the open market............................................................4
SELLING SHAREHOLDERS..........................................................5
USE OF PROCEEDS...............................................................5
PLAN OF DISTRIBUTION..........................................................5
LEGAL MATTERS.................................................................5
EXPERTS.......................................................................5
INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................6
WHERE YOU CAN FIND MORE INFORMATION...........................................6
FORWARD-LOOKING STATEMENTS....................................................7

                                ABOUT THE COMPANY

         Investors Title Company is a North Carolina corporation and insurance holding company engaged primarily in the business of issuing and underwriting title insurance. Through two subsidiaries, Investors Title Insurance Company and Northeast Investors Title Insurance Company, it underwrites land title insurance for owners and mortgagees as a primary insurer and as a reinsurer for other title insurance companies. Title insurance protects against loss or damage resulting from defects that affect the title to real property.

         Investors Title also provides services through subsidiaries in connection with tax-free exchanges of like-kind property. Investors Title Exchange Corporation acts as a qualified intermediary in tax-free exchanges of property held for productive use in a trade or business or for investments. Investors Title Accommodation Corporation serves as exchange accommodation titleholder, offering a vehicle for accomplishing a reverse exchange when a taxpayer must acquire replacement property before selling the relinquished property.

         Investors Title's principal offices are located at 121 North Columbia Street, Chapel Hill, North Carolina 27514 (Telephone: (919) 968-2200).

                                  RISK FACTORS

         You should be aware of particular risks and uncertainties that are applicable to an investment in Investors Title common stock.

Competition in the title insurance and exchange service industries could cause us to lose market share and have a materially adverse effect on our revenues and profits.

        The title insurance industry is highly competitive. Key elements that affect competition are price, expertise, timeliness, quality of service and the financial strength and size of the insurer. There are numerous industry-related regulations and statutes that set out conditions and requirements to conduct title insurance business. Changes to or the removal of such regulations and statutes could result in additional competition from alternative title insurance products or new entrants into the industry, which could materially affect our business operations and financial condition.

        The exchange services industry is also highly competitive. In addition to facing competition from other title insurance companies, Investors Title faces competition from some major banks that offer exchange services. Competitiveness in the exchange services business is affected by various factors, including price, expertise, timeliness, quality of service and the financial strength and size of the company.

        There can be no assurance that Investors Title will be able to compete successfully against current and future competitors or that competitive pressures faced by Investors Title will not materially and adversely affect our business, operating results and financial condition.

Changes in the extensive regulations under which we operate could increase our costs of operations and reduce our profitability.

        Investors Title is subject to extensive state regulatory oversight in the jurisdictions in which its insurance subsidiaries do business. This regulatory oversight could adversely affect our ability to sustain adequate returns. Investors Title's business also could be adversely affected by changes in state law relating to licensing, rates, policy forms, financial reporting, dividend restrictions, and reserve valuation requirements, limitations on investments, audits and examinations and, at the federal level, by laws and regulations that may affect various other aspects of the insurance industry.

        The exchange services business is dependent upon current Internal Revenue Service regulations that provide taxpayers a safe harbor by using a qualified intermediary to structure tax free exchanges of property and using an exchange accommodation title holder to hold property in reverse exchange transactions. Changes to current IRS regulations could materially adversely affect Investors Title's operations.

A ratings downgrade would materially affect our ability to expand, compete and operate.

        Ratings are an important factor in the competitive position of title insurance companies. Ratings organizations regularly review the financial performance and condition of insurers, including Investors Title's subsidiaries. A downgrade in their ratings could have an adverse effect on our business, financial condition and operating results. In addition, a downgrade in their ratings could adversely affect:

        o        our ability to sell certain products;

        o        the return on the insurance products we issue; and

        o        ultimately, the results of our operations.

Ratings organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control.

Our profitability is significantly affected by the performance of our investment portfolio.

         Investors Title's investment portfolio consists primarily of debt securities, and to a lesser extent, equity securities. The main risks inherent in the portfolio are interest rate risk and equity price risk.

         Interest rate risk is the risk of loss due to changes in interest rates. This risk arises from our investments in interest-sensitive debt securities, primarily fixed-rate municipal and corporate bonds. Interest rate risk is managed by monitoring liquidity needs and by targeting a specific range for the portfolio's duration or weighted average activity.

         Equity price risk is the risk that Investors Title will incur economic losses due to adverse changes in a particular stock or stock index. At December 31, 2002, we had approximately $7.9 million in common and nonredeemable preferred stocks. Equity price risk is addressed in part by varying the specific allocation of equity investments over time pursuant to management's assessment of market and business conditions and ongoing liquidity needs analysis. Our largest equity exposure is declines in the S&P 500; our portfolio of equity instruments is similar to those that comprise this index. Although we take steps to mitigate the potential effects of such risk, it is impossible to eliminate all risk.

There is a limited market for our common stock, which makes it difficult for investors to sell shares of our common stock on the open market.

         Although Investors Title common stock is traded on the NASDAQ National Market, the volume of trading has traditionally been low. Therefore, there can be no assurance that a purchaser of Investors Title shares who wishes to sell those shares would be able to do so immediately or at an acceptable price.

         Finally, there are risks and uncertainties relating to an investment in Investors Title common stock or to economic and regulatory matters generally that should affect other title insurance companies in similar ways. These aspects are discussed under "Forward-Looking Statements."

                              SELLING SHAREHOLDERS

         The shares to which this reoffer prospectus relates are "restricted securities" under the Securities Act of 1933 and are being registered for reoffers or resales by the selling shareholders. The selling shareholders are employees and former employees of Investors Title who received the shares upon the exercise of stock options granted to them under Investor Title's 2001 Stock Option and Restricted Stock Plan. Each of the selling shareholders holds fewer than 1,000 shares acquired upon the exercise of such stock options and offered for sale. None is an affiliate of Investors Title.

                                 USE OF PROCEEDS

         Investors Title will not receive any proceeds from the sale of our common stock by the selling shareholders.

                              PLAN OF DISTRIBUTION

         The shares of our common stock are being registered for reoffers and resales by the selling shareholders for their own accounts. The shares may be resold from time to time by any of the selling shareholders in one or more transactions on the Nasdaq National Market, in separately negotiated transactions or in a combination of such transactions, at market prices prevailing at the time of such sale, at prices related to such prevailing prices or at prices otherwise negotiated. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

         The selling shareholders also may sell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule. All selling and other expenses incurred by the selling shareholders will be borne by the selling shareholders. Investors Title is responsible for all costs, expenses and fees incurred in registering the shares offered hereby.

         There can be no assurances that any of the selling shareholders will sell any or all of the shares of our common stock offered.

                                  LEGAL MATTERS

         Certain legal matters in connection with the sale of the shares of our common stock offered hereby will be passed upon for Investors Title by Schell Bray Aycock Abel & Livingston P.L.L.C., 230 North Elm Street, Suite 1500, Greensboro, North Carolina 27401.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, included and incorporated by reference in this reoffer prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The bylaws of Investors Title provide for indemnification of its directors and officers to the fullest extent permitted by law. The North Carolina Business Corporation Act permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability and expenses if such person acted in good faith and in a manner he or she reasonably believed was:

        o in the case of conduct in his or her official capacity with the corporation, in the best interests of the corporation; and

        o in all other cases, in a manner that was at least not opposed to the corporation's best interests.

In addition, in the case of any criminal action or proceeding, the officer or director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation is required under the North Carolina Business Corporation Act to indemnify an officer or director in the defense of any proceeding in which he or she was a party against reasonable expenses to the extent that he or she is wholly successful on the merits or otherwise. This indemnification generally may be made by the corporation only upon a determination that indemnification of the director or officer is permissible under the circumstances because he or she met the applicable standard of conduct set forth above.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Investors Title pursuant to Investors Title's articles, bylaws or the North Carolina Business Corporation Act, Investors Title has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         Investors Title is required by the Securities Exchange Act of 1934 to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operations of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and other information regarding Investors Title and other issuers. Additional information about Investors Title is also available at its website, http://www.invtitle.com.

         The following documents and information previously filed with the Securities and Exchange Commission by Investors Title are incorporated by reference in this reoffer prospectus:

(1) Investors Title's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2) Investors Title's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(3) Investors Title's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

(4)      Investors Title's Current Report on Form 8-K dated April 24, 2003;

(5)      Investors Title's Current Report on Form 8-K dated July 24, 2003; and

(6) the description of Investors Title's common stock set forth under the heading "Description of Registrant's Securities to be Registered" in its Form 10/A filed on August 18, 1997, and all amendments or reports filed for the purpose of updating such description.

         All documents hereafter filed by Investors Title pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of the Common Stock offered have been sold or which deregisters any shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this reoffer prospectus.

         Upon written or oral request, Investors Title will provide without charge to each person to whom a copy of this reoffer prospectus is delivered a copy of any document incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this reoffer prospectus incorporates) and copies of its latest annual report to shareholders, proxy statement and other communications distributed to its shareholders generally. Requests should be directed to the Corporate Secretary, Investors Title Company, P. O. Drawer 2687, 121 North Columbia Street, Chapel Hill, North Carolina 27515-2687. Telephone:
(919) 968-2200.


                           FORWARD-LOOKING STATEMENTS

         This reoffer prospectus, including information included or incorporated by reference in this document, contains forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business. These statements represent our judgment when made on the future and involve various risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

        o The demand for title insurance varies with factors beyond our control, such as changes in mortgage interest rates, availability of mortgage funds, level of real estate activity, cost of real estate, consumer confidence, supply and demand for real estate, and general economic conditions.

        o Losses from claims under title insurance policies may be greater than anticipated such that reserves for possible claims are inadequate.

        o Adverse changes in securities markets could result in material losses on investments made by Investors Title.

        o The dependence of Investors Title on key management personnel, the loss of whom could have a material adverse effect on our business.

         Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in Investors Title's current and subsequent filings with the Securities and Exchange Commission. See "Where You Can Find More Information."

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents and information previously filed with the Securities and Exchange Commission by Investors Title are incorporated by reference in this registration statement:

          (1) Investors Title's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

          (2) Investors Title's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

          (3) Investors Title's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

          (4) Investors Title's Current Report on Form 8-K dated April 24, 2003;

          (5) Investors Title's Current Report on Form 8-K dated July 24, 2003; and

          (6) the description of Investors Title's common stock set forth under the heading "Description of Registrant's Securities to be Registered" in its Form 10/A filed on August 18, 1997, and all amendments or reports filed for the purpose of updating such description.

         All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares of the Common Stock issuable pursuant to the stock option plan to which this registration statement relates have been issued or which deregisters any shares then remaining unissued, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Article III, Section 9 of the Registrant's Amended and Restated By-Laws provides:

         Indemnification: Any person who at any time serves or has served as a director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against
(a) all expenses, including but not limited to attorneys' fees, the costs of any investigation, experts and similar expenses incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) all payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit or proceeding.

         The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw.

         To the fullest extent from time to time permitted by law, the Company agrees to pay as incurred all the expenses, including but not limited to attorneys' fees and expenses of any person indemnified hereunder, incurred in defending any action, proceeding, suit or investigation and in advance of the final disposition of such action, proceeding, suit or investigation.

         Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.


         The North Carolina General Statutes contain provisions prescribing the extent to which directors and officers shall or may be indemnified. These statutory provisions are set forth below:


CH. 55 NORTH CAROLINA BUSINESS CORPORATION ACT

                            Part 5. Indemnification.

ss.55-8-50.  Policy statement and definitions.

         (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

         (b) Definitions in this Part:

                  (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                  (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

                  (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                  (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                  (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

ss.55-8-51.  Authority to indemnify.

         (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                  (1) He conducted himself in good faith; and

                  (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                  (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

         (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (d) A corporation may not indemnify a director under this section:

                  (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

         (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

ss.55-8-52.  Mandatory indemnification.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

ss.55-8-53.  Advance for expenses.

         Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

ss.55-8-54.  Court-ordered indemnification.

         Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                  (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

                  (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

ss.55-8-55.  Determination and authorization of indemnification.

         (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

         (b) The determination shall be made:

                  (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                  (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel.

ss.55-8-56.  Indemnification of officers, employees, and agents.

         Unless a corporation's articles of incorporation provide otherwise:

                  (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                  (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                  (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

ss.55-8-57.  Additional indemnification and insurance.

         (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a
corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trust or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

         (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

ss.55-8-58.  Application of Part.

         (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

         (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

         (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, North Carolina on September 30, 2003.

                                        INVESTORS TITLE COMPANY

                                    By  /s/ J. Allen Fine
                                       ---------------------------------
                                        J. Allen Fine
                                        Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     Each officer or director whose signature appears below hereby appoints J. Allen Fine and James A. Fine, Jr., or either of them, his true and lawful attorney-in-fact to sign on his behalf as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which said attorney-in-fact may deem appropriate or necessary.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities:


  Signature                  Title                          Date


/s/ J. Allen Fine            Chairman,                     September 30, 2003
---------------------------  Chief Executive Officer
J. Allen Fine                and Director


/s/James A. Fine, Jr.        President, Treasurer          September 30, 2003
---------------------------  and Director
James A. Fine, Jr.


/s/W. Morris Fine            Executive Vice President,     September 30, 2003
---------------------------  Secretary and Director
W. Morris Fine


/s/David L. Francis          Director                      September 24, 2003
---------------------------
David L. Francis


/s/Loren B. Harrell, Jr.     Director                      September 30, 2003
---------------------------
Loren B. Harrell, Jr.


                             Director                      September __, 2003
----------------------------
William J. Kennedy III


/s/H. Joe King, Jr.          Director                      September 30, 2003
----------------------------
H. Joe King, Jr.

/s/James R. Morton           Director                      September 24, 2003
----------------------------
James R. Morton


/s/ A. Scott Parker III      Director                      September 24, 2003
----------------------------
A. Scott Parker III

                                  EXHIBIT INDEX


 Exhibit No.      Description of Exhibits

4.1 Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 1 to the Registrant's Form 10 Registration Statement dated June 12, 1984.

4.2 Articles of Amendment to Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3(iii) to the Registrant's Form 10-Q Quarterly Report for the quarter ended June 30, 2002.

4.3 Articles of Amendment to Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3(iv) to the Registrant's Form 10-Q Quarterly Report for the quarter ended March 31, 2003.

4.4 Amended and Restated By-Laws of the Registrant, adopted May 21, 2003, incorporated herein by reference to Exhibit
                  3(ii) to the Registrant's Form 10-Q Quarterly Report for the quarter ended June 30, 2003.

4.5 Specimen of Registrant's Common Stock Certificate, incorporated herein by reference to Exhibit 4 to the Registrant's Form 10/A filed on August 18, 1997.

5.1               Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Schell Bray Aycock Abel & Livingston P.L.L.C.
                  (contained in Exhibit 5.1 hereof).

24.1              Power of Attorney (included in the signature pages hereto).

99.1 Investors Title Company 2001 Stock Option and Restricted Stock Plan, incorporated herein by reference to Exhibit 10
                  (xiii) to the Registrant's Form 10-K Annual Report for the year ended December 31, 2000.